EXHIBIT 99.1


DELTA PETROLEUM CORPORATION
Aleron H. Larson, Jr., Chairman
Roger A. Parker, President and CEO
Kevin K. Nanke, CFO
475 17th Street, Suite 1400
Denver, Colorado 80202


For Immediate Release
---------------------

             DELTA PETROLEUM CORPORATION REPORTS FIRST QUARTER
                           OPERATING RESULTS

               REVENUE INCREASES 37%, NET INCOME UP 11-FOLD
                        FROM PRIOR YEAR QUARTER

     DENVER, Colorado (November 6, 2003) - Delta Petroleum Corporation (NASDAQ: DPTR) (FRANKFURT STOCK EXCHANGE: DPE), an independent energy exploration and development company, today reported its operating results for the first quarter of FY2004.

     For the quarter ended September 30, 2003, Delta reported revenues of approximately $7.4 million, which represented an increase of 37% when compared with revenues of $5.4 million in the first quarter of the previous fiscal year. Net income increased to $1.36 million, or $0.05 per diluted share, in the most recent quarter, compared with net income of $117,000, or $0.01 per diluted share, in the quarter ended September 30, 2002. Cash flow from operations improved to $3,650,000 in the quarter ended September 30, 2003, versus $2,330,000 in the prior-year quarter. A reconciliation of the term "cash flow from operations" with GAAP measures is provided in the financial schedule accompanying this release.

     "We are pleased to report net income in the first quarter of Fiscal 2004 that exceeded our Company's earnings for the entire fiscal year ended June 30, 2003 (FY2003)," commented Roger A. Parker, President and Chief Executive Officer of Delta Petroleum Corporation. "While we continued to benefit from favorable oil and gas prices during the most recent quarter, higher production rates and contributions from recent acquisitions played important roles in Delta's improved operating performance. We have been very pleased with our drilling activities during the past few months, particularly those in Fremont County, Wyoming, and the impact of these new wells should be clearly apparent in our production figures during the second and third quarters of Fiscal 2004."

     "Whereas the acquisition of producing properties and prospects played a key role in our corporate strategy last fiscal year, management's emphasis during Fiscal 2004 will focus upon expanding our production and reserves through drilling activities," continued Parker. "We have identified a number of attractive drilling prospects on geographically dispersed properties, and management believes that shareholder value can be efficiently enhanced through the development of currently owned properties. In addition to such development activities, we will continue our efforts to realize the value inherent in our ownership of the federal oil and gas leases in the Santa Barbara Channel that are currently the subject of litigation with the U.S. Government."

     Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company has producing properties in 14 states and interests in one producing federal unit and four undeveloped units located in federal waters offshore California near Santa Barbara. Its common stock is traded on NASDAQ under the symbol "DPTR" and on the Frankfurt Stock Exchange under the symbol "DPE."



Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Securities and Exchange Commission filings for additional information.

  For further information, contact the Company at (303) 293-9133 or via email at info@deltapetro.com

                                   OR

   RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                  or via email at info@rjfalkner.com


SOURCE:   Delta Petroleum Corporation

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                         September 30,     June 30,
                                                             2003            2003
                                                         ------------   ------------
                                                         (Unaudited)
ASSETS

Current Assets:
   Cash and cash equivalents                             $  1,498,000   $  2,271,000
   Marketable securities available for sale                   538,000        662,000
   Trade accounts receivable, net of
      allowance for doubtful accounts of $50,000 at
      September 30, 2003 and June 30, 2003                  4,135,000      4,410,000
   Prepaid assets                                             829,000        764,000
   Other current assets                                       456,000        560,000
                                                         ------------   ------------
         Total current assets                               7,456,000      8,667,000
                                                         ------------   ------------
Property and Equipment:
   Oil and gas properties, at cost (using
      the successful efforts method
      of accounting)                                      107,543,000     90,487,000
   Less accumulated depreciation and depletion            (14,345,000)   (12,669,000)
                                                         ------------   ------------
         Net property and equipment                        93,198,000     77,818,000
                                                         ------------   ------------
Long term assets:
   Deferred financing costs                                    84,000        117,000
   Partnership net assets                                     111,000        245,000
                                                         ------------   ------------
         Total long term assets                               195,000        362,000

                                                         $100,849,000   $ 86,847,000
                                                         ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                     $ 11,199,000   $ 10,039,000
   Accounts payable                                         5,543,000      3,604,000
   Derivative instruments                                           -        468,000
   Current foreign tax payable                                703,000        703,000
   Other accrued liabilities                                  584,000      1,087,000
                                                         ------------   ------------
         Total current liabilities                         18,029,000     15,901,000
                                                         ------------   ------------
Long-term Liabilities:
   Asset retirement obligation                              1,047,000        868,000
   Long-term debt, net                                     26,508,000     22,175,000
                                                         ------------   ------------
         Total long-term liabilities                       27,555,000     23,043,000

Stockholders' Equity:
   Preferred stock, $.10 par value;
      authorized 3,000,000 shares, none issued                      -              -
   Common stock, $.01 par value;
      authorized 300,000,000 shares, issued 23,418,000
      shares at September 30, 2003 and 23,286,000
      at June 30, 2003                                        244,000        233,000
   Additional paid-in capital                              81,277,000     75,642,000
   Accumulated other comprehensive loss                       (24,000)      (376,000)
   Accumulated deficit                                    (26,232,000)   (27,596,000)
                                                         ------------   ------------
         Total stockholders' equity                        55,265,000     47,903,000
                                                         ------------   ------------
Commitments
                                                         $100,849,000    $86,847,000
                                                         ============   ============

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 Three Months Ended
                                                             September 30,  September 30,
                                                                2003           2002
                                                             -------------  -------------
Revenue:
     Oil and gas sales                                        $7,756,000     $5,467,000
     Realized loss on derivative instruments, net               (312,000)       (33,000)
                                                              ----------     ----------
          Total revenue                                        7,444,000      5,434,000

Operating expenses:
     Lease operating expense                                   2,326,000      2,069,000
     Depreciation and depletion                                1,692,000      1,685,000
     Exploration expense                                         130,000          7,000
     Professional fees                                           304,000        177,000
     General and administrative (includes stock option expense
       of $105,000 and $11,000 for the three months ended
       September 30, 2003 and 2002, respectively.)             1,139,000        862,000
                                                              ----------     ----------
          Total operating expenses                             5,591,000      4,800,000
                                                              ----------     ----------
Income from operations                                         1,853,000        634,000

Other income and (expense):
     Other income                                                 20,000         11,000
     Interest and financing costs                               (509,000)      (508,000)
                                                              ----------     ----------
          Total other expense                                   (489,000)      (497,000)
                                                              ----------     ----------
Income before cumulative effect of
     change in accounting principle                            1,364,000        137,000

Cumulative effect of change in accounting principle                    -        (20,000)
                                                              ----------     ----------
          Net income                                          $1,364,000     $  117,000
                                                              ==========     ==========
Net income per common share:
     Basic                                                    $     0.06          $0.01
                                                              ==========     ==========
     Diluted                                                  $     0.05              *
                                                              ==========     ==========

*     less than $.01 per share


                        Delta Petroleum Corporation
               Unaudited Reconciliation of Net Cash Provided by
             Operating Activities to "Cash Flow From Operations"


                                                    Quarter Ended
                                                    September 30,
                                                2003             2002
                                                ----             ----

     Net cash provided by operating
      activities                           $  4,952,000      $ 3,155,000

       Changes in working capital items
        and other                            (1,664,000)      (1,221,000)

       Interest expense net of financing
        amortization                            382,000          407,000

       Other income                             (20,000)         (11,000)
                                           ------------      -----------

       Cash flow from operations           $  3,650,000      $ 2,330,000
                                           ============      ===========


     The above schedule is presented in order to reconcile cash flow from operations before a non-GAAP measure to the most directly comparable GAAP measures in accordance with Section 401 (b) of the Sarbanes-Oxley Act.

     "Cash flow from operations," as used in this release, represents income from operations before depreciation and depletion expense, stock option expense, abandoned and impaired properties and gain or loss on sale of oil and gas properties. "Cash flow from operations" is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the U.S. for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by "cash flow from operations" are available for management's discretionary use but are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments as described in more detail in the Company's Form 10-Q for the year ended September 30, 2003 as filed with the Securities and Exchange Commission.
"Cash flow from operations" as calculated above may not be comparable to similarly titled measures reported by other companies.